NOTEHOLDERS CONTRIBUTION AND PARTICIPATION AGREEMENT


                  NOTEHOLDERS CONTRIBUTION AND PARTICIPATION AGREEMENT (the "Agreement") dated as of October 10, 1996, by and between Metropolis Realty Trust, Inc., a Maryland corporation (the "Company") and Bankers Trust Company, a New York corporation (the "Trustee") acting on behalf of the holders of the Existing Notes (the "Noteholders"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Joint Plan of Reorganization of 237 Park Avenue Associates, LLC and 1290 Associates, LLC, filed under title 11 of the United States Code, 11 U.S.C.
Sections 101 et seq (the "Plan").

                  WHEREAS, this Agreement is being entered into pursuant to the terms and conditions of the Plan; and

                  WHEREAS, pursuant to the Plan, the Trustee, acting on behalf of the holders of the Existing Notes, is required to contribute to the Company an undivided interest in $280,000,000 of Existing Notes (the "Contributed Debt") in exchange for 11,160,000 shares of the common stock of the Company (the "Shares"), as hereinafter set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements herein contained, and other good and valuable consideration, the parties hereto agree as follows:

                  1. Subscription. The Trustee, on behalf of the Noteholders in accordance with the Plan, hereby subscribes for, and the Company hereby issues and delivers to the Trustee, on behalf of and for distribution to the Noteholders in accordance with the Plan, the Shares, in consideration of the contribution to the Company described in Section 2 below.

                  2. Contribution. In consideration of the subscription for the Shares described in Section 1 above, the Trustee hereby contributes, assigns, transfers, grants and delivers, to the Company an undivided interest in $280,000,000 of Existing Notes (the "Contributed Debt").

                  3. Representations and Warranties. Each of the Trustee and the Company represents and warrants to the other as follows:

                  (i) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation and has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement.


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                  (ii) This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

                  (iii) All approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

                  4. Amendments. This Agreement and the terms and conditions hereof may not be altered, amended, waived, terminated or otherwise modified in any respect, unless the same shall be in writing and signed by or on behalf of each party affected thereby.

                  5. Further Assurances. The Company and the Trustee at any time or from time to time, upon request of either party, will execute such additional instruments, documents or certificates as either party deems reasonably necessary in order to effect or confirm the transactions contemplated hereby.

                  6. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns, but this Agreement may not be assigned by either party without the written consent of the other party.

                  7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York.

                  8. Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement.

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                  IN WITNESS WHEREOF, the parties hereto have duly executed or caused this Agreement to be duly executed as of the date first written above.

                                      BANKERS TRUST COMPANY, as Trustee


                                      By:
                                           Name:
                                           Title:


                                      METROPOLIS REALTY TRUST, INC.


                                      By:
                                           Name:
                                           Title:


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